Exhibit 10.38

THE HANKIN GROUP

707 Eagleview Boulevard

Post Office Box 562, Exton, PA 19341

Lease

LEASE MADE THIS 25th day of August, 2004 between 4 Fellowship Drive Associates, a Pennsylvania Partnership (“Landlord”), with its office at 707 Eagleview Boulevard, P.O. Box 562, Exton, PA 19341.

AND

Longport Inc. (“Tenant”), a Delaware corporation with its office at 740 South Chester Road, Suite A, Swarthmore, PA 19081.

1.                                      Leased Space

Landlord hereby rents to Tenant all that certain space (“Leased Space”) within the center (“Center”) known as Spring Valley Business Park, Concordville, Concord Township, Delaware County, Pennsylvania, 2 Braxton Way, Suite 111, as more fully shown on the plan attached hereto as Exhibit ”A”, consisting of 7,277 rentable square feet, more or less. The Leased Space includes all fixtures, improvements, additions and other property installed therein at the Commencement Date, or at any time during the term of this Lease (other than Tenant’s movable personal property and trade fixtures), together with the right to use, in common with others, the lobbies, entrances, loading dock, stairs, parking lot, elevators and other public portions of the building in which the Leased Space is located (the “Building”).

The Leased Space shall be used and occupied as an office as well as for (a) the receipt, repackaging and reshipment of ultrasound equipment, including equipment related thereto and (b) the performance of quality assurance on such equipment within the areas designed for same in the plan attached hereto as Exhibit ”A”, and for no other purpose.

2.                                      Term

The term of this Lease and Tenant’s obligation to pay rent hereunder shall commence upon the earlier of:

(i)  the date when the Leased Space is ready for occupancy; or

(ii)  the date when Tenant shall take possession of the Leased Space (“Commencement Date”).

The Leased Space shall be deemed ready for occupancy when Landlord has substantially completed the work described in Exhibit ”B” attached hereto and the approved “Tenant’s Drawings” (if any, as hereinafter defined), such work to be completed by Landlord, at its sole cost and expense, in a good and workmanlike manner and in accordance with all applicable laws. “Substantial Completion” shall mean such completion as shall enable Tenant to reasonably and conveniently use and occupy the Leased Space for the conduct of its business. Substantial Completion shall be deemed to have been achieved even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Leased Space or the conduct of its business therein. The term (“Term”) of this Lease shall end 5 years after the Commencement Date; provided, however, that if the Commencement Date is not the first day of the calendar month, the initial Lease Term shall extend to the last day of the calendar month 5 years after the first calendar month following the Commencement Date.

3.                                      Rent

(a)                                  Definitions

(i) ”Tenant’s Proportionate Share” shall mean (1) with respect to Real Estate Taxes, and those Operating Expenses not described in clause (ii) below, including without limitation, insurance premiums, common area janitorial costs, common area electrical costs, common area natural gas costs, window washing, extermination service, grounds maintenance, snow plowing, alarm monitoring (and related telephone charges), plant care, and park common area charges (allocable to the Building), 6.40%, being the ratio of Tenant’s rentable area (7,277 square feet) to the total amount of rentable area (113,702 square feet) available in the Building, whether occupied or not, and (2) with respect to janitorial costs for occupied usable areas, supplies, trash disposal, water and sewer charges, maintenance and management fees, the ratio, expressed as a percentage, of Tenant’s rentable area (7,277 square feet) to the weighted average number of rentable square feet occupied by all tenants during the applicable year.

(ii) ”Real Estate Taxes” shall mean all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and the land upon which the Building is situate, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building or land, net income and excess profit taxes, only to the extent that the same shall be in lieu of (and/or in lieu of an increase in) all or a portion of any of the aforesaid taxes or assessments upon or against the said Building and/or land. There shall be excluded from the term “Real Estate Taxes” all net excise, franchise, estate, succession and inheritance taxes, penalties due to Landlord’s lateness or failure to pay taxes when due and transfer taxes imposed on Lessor.

(iii) ”Operating Expenses” shall mean that part of any and all expenses reasonably incurred by Landlord in connection with its ownership, maintenance and operation of the Building, the land upon which the Building is situate, excluding Real Estate Taxes and interest or amortization payments on any mortgage, but including, without limitation, electricity (other than as billed directly to tenants based on usage), insurance maintained on the Building which, in Landlord’s judgment, shall be necessary, all direct and indirect labor costs, management fees (provided, however, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily charged for similar services rendered to comparable buildings in the geographical market within which the Center is located), legal and advertising expense, service contracts and supplies used in connection with the cleaning, operating, labor and maintenance of the Building, all repairs and decorating required to be performed by Landlord as provided for in this Lease (other than “Landlord’s Work” as defined herein), common area maintenance and snow removal, building supplies, equipment, purchases and maintenance, all charges for the entire Building (including leaseable portions as well as nonleaseable portions) for steam, oil, gas (or other fuel) and water (including sewer rentals and including any taxes on such utilities) (unless such steam, oil, gas, fuel and/or water is billed directly to tenants based on usage), removal of trash, rubbish, garbage and refuse, the cost of operating or leasing an identification sign or signs for the Building, repair and maintenance of paving, curbs, walkways, maintenance, repair and replacement of directions or other signs, drainage, maintenance of fire sprinkling systems (if any), and such other expenses as Landlord may deem necessary and proper in connection with the operation and maintenance of the Building, excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however; that Operating Expenses shall also include the annual amortization (over the anticipated useful life) of a capital improvement falling within the following categories; (i) a labor saving device or improvement which is intended to reduce or eliminate any other component of Operating Expenses; (ii) an installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of this Lease and is generally applicable to similar office buildings; (iii) an installation or improvement which directly enhances safety of tenants in the Building or Center generally (collectively, “Included Capital Items”).

(iv)                              Notwithstanding the provisions of Section 3(a)(iii) above, “Operating Expenses” shall not include expenditures for any of the following: (1) except to the extent as expressly permitted under Section 3(a)(iii) above, capital expenditures (as determined in accordance with (GAAP), including without limitation any capital addition made to the Building other than Included Capital Items, including the cost to prepare space for occupancy by a new tenant; (2) any amounts paid by Landlord’s insurance, including without limitation repairs or other work occasioned by fire, windstorm or other insured casualty or hazard; (3) leasing commissions, advertising and other expenses incurred in leasing or procuring new tenants, and expenses of renovating space for tenants; (4) repairs or rebuilding necessitated by condemnation to the extent that Landlord has received condemnation or similar proceeds for such repairs or rebuilding; (5) depreciation and amortization of the Building (other than for Included Capital Items); (6) Real Estate Taxes; (7) the salaries and benefits of executive officers of Landlord, if any; (8) debt service payments on any indebtedness applicable to the Center or Building, including any mortgage debt, or ground rents payable under any ground lease for the Center or Building; (9) any direct or indirect management fee or administrative fee except for the management fee specifically referred to in Section 3(a)(iii) above; (10) any charge for Landlord’s overhead or profit; (11) charges for any repair of defects in construction covered by contractors’ warranties; (12) employee benefits of maintenance personnel; (13) remediation of hazardous substances required under applicable law and not caused by the act or omission of Tenant, its agents and invitees; (14) expenses related to off-site maintenance or managerial personnel or facilities; (15) any advertising or marketing service organized by Landlord or other tenants of the Center or Building; (16) any amount paid by another tenant other than such tenants’ payment of their share of Operating Expenses; (17) damage awards or settlement amounts paid by Landlord relating to claims against Landlord for the negligence or intentional misconduct of Landlord, including, without limitation, attorney’s fees and disbursements; (18) costs incurred by Landlord due to violations by Landlord of the terms and conditions of any lease; (19) costs incurred for any item to the extent of Landlord’s recovery under a manufacturer’s, materialmen’s, vendor’s or contractor’s warranty, if any; (20) costs of acquisition of sculpture, paintings or other objects of art; (21) services provided to individual tenants of the Center or Building other than Tenant; (22) costs incurred in constructing any new improvements to the Center or Building, or in expanding, or constructing additions to or replacements of, the Center or Building. In the event of any dispute as to whether an item represents an expense or a capital item, GAAP shall be determinative and binding on the parties.

(b)                                 Tenant shall pay Landlord the minimum annual rent (“Minimum Annual Rent”) as listed below on the first day of each calendar month in advance, the first full monthly installment to be paid at the signing of this Lease. If the Commencement Date is not the first day of a calendar month, rent from the Commencement Date to the first day of the following month shall be apportioned at the Minimum Annual Rent rate for the initial year (based on a 365-day year) and shall be paid, in addition to the first full monthly installment, on or before the Commencement Date. All rent shall be payable, in advance, and without prior notice or demand, at the address of Landlord set forth in the heading of this Lease or such other place, or to such other person as Landlord may from time to time direct.

Month/Years	Minimum Annualized Rent	Monthly Installment

Month 1	$00.00	$00.00
Months 2-12	$87,324.00	$7,277.00
Month 13	$0.00	$00.00
Months 14-24	$90,962.50	$7,580.21
Month 25	$00.00	$00.00
Months 26-36	$98,239.50	$8,186.63
Year 4	$109,155.00	$9,096.25
Year 5	$123,709.00	$10,309.08

(c)                                  In addition, Tenant shall pay to Landlord as Additional Rent in equal monthly installments one twelfth (1/12) of Tenant’s Proportionate Share of annual Real Estate Taxes and Operating Expenses for the Building, at the time of payment of each monthly installment of Minimum Annual Rent, based upon the most recent costs of Operating Expenses and Real Estate Taxes available. For the period from the Commencement Date until the issuance of a statement pursuant to subparagraph 3(d) below, such monthly installment shall be equal to $6.86 multiplied by 7,277 square feet, being the Tenant’s rentable area, divided by 12.

(d)                                 Within ninety (90) days of the expiration of each calendar year Landlord shall furnish Tenant with a written statement of the actual Operating Expenses and Real Estate Taxes incurred for such year. Within ten (10) days of the rendition of such statement, Tenant shall pay any amounts in excess of those collected pursuant to the payments on account of Real Estate Taxes and Operating Expenses pursuant to paragraph 3(c) exclusive of electricity and natural gas billed separately pursuant to Paragraph 4(c) below hereof. In the event the first and/or last years of the Term of this Lease shall not be full calendar years, then Tenant’s obligation for Operating Expenses and Real Estate Taxes attributable to such years shall be prorated. In the event the total of the amounts paid by Tenant for such calendar year is in excess of the actual Operating Expenses and Real Estate Taxes incurred for such year, Landlord shall promptly refund or credit such excess to Tenant. If Landlord shall receive a refund of any portion of the Real Estate Taxes for which Tenant has previously paid Tenant’s Proportionate Share, Landlord shall credit against future payments due from Tenant for its Proportionate Share of Real Estate Taxes an amount equal to Tenant’s Proportionate Share of the net refund received by Landlord after deducting all costs and expenses (including, but not limited to, reasonable attorneys’ and appraisers’ fees) expended or incurred in obtaining such refund.

4.              Additional Rent

Tenant shall pay to Landlord as “Additional Rent” (in addition to sums payable)

(a)                                  Expenses Incurred by Landlord as a Result of Tenant’s Default. All sums which may become due by reason of Tenant’s failure to comply (subject to applicable notice and cure periods) with any of the terms, conditions and covenants of this Lease to be kept and observed by Tenant, and any and all reasonable damages, costs and expenses (including without limitation thereto reasonable attorney’s fees) which Landlord actually suffers or incurs by reason of any default of Tenant (subject to applicable notice and cure periods) and any damage to the Building or the real estate of which the Building is a part caused by any act or omission of Tenant, together with interest from the due date of such payment without regard to any notice or cure periods to the date of payment (whether before or after entry of judgment and issuance of execution thereon) at a rate equal to the greater of twelve (12%) percent or five (5%) percent above the prime interest rate (or similar rate if the prime interest rate is no longer published) of Wachovia Bank or its successor, in effect during the period said payment is due (“Default Rate”)

(b)                                 Use and Occupancy Taxes. All use and occupancy taxes imposed by any governmental body allocable to the Leased Space

(c)                                  Utilities. All charges for heat, gas, water, electric or sewage disposal for the Leased Space, whether billed directly by the providers of the same to Tenant, or by Landlord as the owner of the Building, provided that if such charges are billed by Landlord as the owner of the Building, then such charges shall not exceed the charges charged to Landlord by the utility providers.

5.              Negative Covenants of Tenant

Tenant will not:

(a)                                  damage the Leased Space or any other part of the Building;

(b)                                 bring into or permit to be kept in the Leased Space any dangerous, explosive, or obnoxious substances;

(c)                                  except in the ordinary course of Tenant’s business, have property of substantial size or quantity delivered to or removed from the Leased Space without first making arrangements reasonably satisfactory to Landlord;

(d)                                 bring into the Leased Space or use any furniture or equipment that might be harmful thereto or harmful or annoying to others in the Building;

(e)                                  conduct itself or permit its agents, servants, employees or invitees to conduct themselves in a manner that in Landlord’s judgment reasonably exercised is improper or unsafe;

(f)                                    manufacture any commodity or prepare or dispense any food or beverages in the Leased Space, except for consumption in Leased Space by Tenant, its employees or invitees; or

(g)                                 do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies or Board of Underwriters whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Leased Space or the Building or Center shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the Commencement Date. Tenant agrees to pay to Landlord as Additional Rent, any and all increase in premiums for insurance carried by Landlord on the Leased Space, or on the Building, caused in any way by the occupancy of Tenant.

6.              Late Payment

If any payment required by Tenant under any of the terms hereof shall not be paid on the date it is due, Tenant shall, upon demand, pay a late charge to Landlord equal to the greater of (a) Fifty ($50.00) Dollars or (b) $.06 for each dollar so due and such late charge shall be deemed Additional Rent for purposes of this Lease. Notwithstanding the foregoing Landlord shall waive the late charges twice in any twelve (12) month period if Tenant cures such non-payment within ten (10) days after written notice from Landlord.

7.              Construction of Leased Space

Landlord shall, without cost to Tenant, complete that portion of the construction and other items of work in the Leased Space described as “Landlord’s Work” (as hereinafter defined) in Exhibit ”B” attached hereto.

Tenant shall, without cost to Landlord, furnish the drawings and specifications as Landlord may require to complete the Landlord’s Work, (“Tenant’s Drawings”) and as may be described in Exhibit ”C” attached hereto. If, at Tenant’s request and with Tenant’s prior written approval, Landlord performs any items of work or furnishes any materials which it is not required to perform or furnish hereunder, Tenant shall pay Landlord for such additional work and materials, at such reasonable rates as Landlord may charge. If Tenant’s Drawings have not been attached hereto upon execution hereof, Tenant shall pay Landlord 1/360th of Minimum Annual Rent and Additional Rent payable hereunder for each day of delay in delivering Tenant Drawings beyond ten (10) business days from the date hereof. Such Tenant Drawings when completed shall be initialed for identification by Landlord and Tenant and be attached as Exhibit ”C” to this Lease when so initialed.

Within thirty (30) days after the Commencement Date, Tenant shall give Landlord a written list (the “Final Punch List”) of all contended defects, if any, in Landlord’s construction work and of all contended variances in Landlord’s Work from the requirements hereof. Any and all such defects and variances not set forth in the Final Punch List shall be conclusively deemed to be waived by Tenant. Landlord shall correct all items on the Final Punch List that constitute valid defects or variances within sixty (60) days after Landlord’s receipt of the Final Punch List, unless the nature of the defect or variance is such that a longer period of time is required to repair or correct the same, in which case Landlord shall exercise due diligence in correcting such defect or variance at the earliest possible date and with a minimum of interference with the operation of Tenant. Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the Final Punch List constitutes a valid defect or variance shall be conclusively resolved by the decision of Landlord’s architect exercising reasonable discretion.  By occupying the Leased Space as a Tenant, or by installing fixtures, facilities or equipment or by performing finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Leased Space is in the condition required by this Lease, except as to any defects or variances set forth in the Final Punch List.

8.              Tenant’s Alterations

Tenant shall make no alteration, additions or improvement (“Tenant Improvements”) to the Leased Space without the consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant may make cosmetic or decorative alterations to the Leased Space which do not affect the structure or systems of the Building and are not visible outside the Leased Space without the consent of Landlord.  If Landlord consents to such Tenant Improvements it may impose such conditions with respect thereto as Landlord deems reasonably appropriate, including, without limitation, requiring Tenant to furnish Landlord with reasonable evidence of the availability of finds to pay all cost to be incurred in connection with such work, insurance, and copies of the plans, specifications and permits necessary for such work. Tenant Improvements shall be done at Tenant’s expense by employees of or contractors hired by Landlord, except to the extent that Landlord gives prior written consent to the Tenant to hire its own contractors, which shall not be unreasonably withheld, conditioned or delayed in connection with work not affecting the structure or systems of the Building, Tenant shall promptly pay to Landlord, or to Tenant’s contractors, as the case nay be, the cost of all such work, and shall pay to Landlord in addition thereto Landlord’s standard hourly charges for the involvement of employees or Landlord or its affiliate in reviewing plans and inspecting the work to reimburse Landlord for all overhead, general conditions, fees and other expenses arising from Landlord’s involvement with such work. All Tenant Improvements shall be done in a first class, workmanlike manner and shall comply with all insurance requirements and all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction thereover, and if performed by Tenant’s contractors hired with Landlord’s consent, with all reasonable requirements of Landlord imposed as a condition of such consent.

All Tenant Improvements shall become a part of the Leased Space when made and shall remain upon and be surrendered with the Leased Space at the end of the Term, provided, however, if prior to the installation of a Tenant Improvement, Landlord so directs by written notice to Tenant, that upon termination of this Lease, Tenant shall promptly remove said Tenant Improvement which was so designated by Landlord in said written notice to Tenant.  Tenant shall repair any damage occasioned by such removal, and, in default thereof, Landlord may effect said removal and repairs at Tenant’s expense.  Any property left in the Leased Space by the Tenant shall be deemed to have been abandoned; Landlord may dispose of such property at Tenant’s expense and without notice to Tenant.

9.              Mechanic’s Liens

Prior to Tenant performing any construction or other work on or about the Leased Space for which a lien could be filed against the Leased Space or the Building, Tenant shall enter into a written waiver of liens agreement with the contractor who is to perform such work, and such written agreement shall be filed, in accordance with the Mechanics’ Lien Law of the state where the Building is located prior to the commencement of such work. Notwithstanding the foregoing, if any mechanics’ or other lien shall be filed against the Leased Space or the Building purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Landlord shall notify Tenant of such lien and Tenant shall have thirty (30) days to contest (with Landlord’s reasonable cooperation) the validity of such lien.  If Tenant is unsuccessful in contesting the validity of such lien with in said thirty (30) day period then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within forty (40) days after the filing thereof.

If Tenant shall fail to cause such lien to be discharged by payment, bond or otherwise within such period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all reasonable amounts paid and cost incurred, including reasonable attorneys’ fees, in having such lien discharged of record.

10.       Condition of Leased Space; Compliance with Laws

(a)                                  Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Leased Space or the Building or with respect to the suitability of either for the conduct of Tenant’s business.  The taking possession of the Leased Space by Tenant shall conclusively establish that the Leased Space and the Building were at such time in satisfactory condition, order and repair as required by Paragraph 2 hereof, subject to the provisions respecting the Final Punch List in Paragraph 7 hereof.

(b)                                 Tenant, at its sole cost and expense, shall comply with all laws, statutes, rules and regulations, now existing or hereafter enacted which relate to Tenant’s particular use of the Leased Space.  Except as provided in the immediately preceding sentence, Landlord shall comply with all laws, statutes, rules and regulations, now existing or hereafter enacted which relate to the Center, the Building, the common areas, and/or the land on which the Center, the Building and/or common areas are situated.

11.       Building Services

Landlord shall provide, during normal business hours, five (5) days a week, all heat, light, electricity, air conditioning, restroom facilities and janitorial services, all as are commercially reasonable, and provided Tenant is not in default under any of the provisions of this Lease.  It is understood that this is a “triple net” lease, with rent paid to Landlord.  Notwithstanding the foregoing, Tenant shall have access to the Leased Space on a 24 hours per day, 7 days per week basis and Landlord shall provide heat, light, electricity, air conditioning and restroom facilities during those hours, provided, however, that Landlord shall not be obligated to provide maintenance services, including without limitation, janitorial, repairs, and snow removal other than during normal business hours.

Landlord shall not be liable in damages or otherwise for temporary delay or failure in furnishing any services or facilities to be provided by Landlord under this Lease or any other agreement between Tenant and Landlord (or its agents) or implied by law.  In no event shall such delay or failure regardless of cause, constitute an eviction, disturbance of Tenant’s use and possession of the Leased Space, authorize abatement of rent, relieve Tenant from performance of its obligations under this Lease, or result in termination of this Lease.  Notwithstanding the foregoing, if such failure or delay was not caused by any act or omission by Tenant or its agents and invitees, lasts for more than five (5) consecutive days and Tenant is unable to use all or substantially all of the Leased Space as a result of such failure or delay, then Minimum Annual Rent and Additional Rent hereunder shall abate until such time as Landlord restores such services or facilities to the level that existed prior to the commencement of such delay or failure.

12.       Assignment and Subletting

Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, assign or mortgage this Lease or any interest therein or sublet the Leased Space or any part thereof.  For the purpose of this paragraph, the sale or assignment of a controlling interest in the Tenant corporation or a majority interest in the Tenant partnership as the case may be shall be deemed an assignment, but the assignment to a parent or wholly-owned subsidiary of the Tenant shall be permitted upon notice to Landlord but without Landlord’s consent, provided that such assignee assumes the obligations of Tenant and that such assignment shall not relieve Tenant of its obligations hereunder.  As to any other assignment, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent, provided that business of Tenant’s assignee or subtenant is no more hazardous than that of Tenant, it being understood that it shall not be unreasonable for Landlord to require, as a condition of such consent:

(a)                                  That any money or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated as rent under the sublease or otherwise, which exceeds, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Leased Space subject to the sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder; and

(b)                                 That Landlord shall not be obligated to consent at any time when there exists comparable space available for lease in the Center; and

(c)                                  Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.  Landlord shall not consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, such consent not to be unreasonably withheld or delayed.

13.       Access to Leased Space

Landlord, its employees and agents shall have the right to enter the Leased Space at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or mortgagees, or, during the last two hundred seventy (270) days of the Term hereof, to prospective tenants, of the Building and making such alterations, repairs, improvements or additions to the Leased Space or to the Building as Landlord may deem necessary or desirable or as are required hereunder.  Except in case of emergency, any such entry shall be after reasonable notice to Tenant.  Tenant shall provide Landlord with the names and home phone numbers of at least three (3) of Tenant’s employees to be utilized by Landlord in the event of an emergency.  If a representative of Tenant shall not be present to open and permit entry into the Leased Space at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of any emergency) without liability to Tenant, except for the negligent acts or omissions of Landlord, its employees, agents, representatives and contractors, and without such entry constituting an eviction of Tenant or termination of this Lease.  No locks or similar devices shall be attached to any doors or windows in the Leased Space without the prior written consent of Landlord.

14.       Repairs

(a)                                  Landlord shall make (i) all structural repairs and, at Landlord’s election, replacements, to the Center and Building, (ii) all repairs and, at Landlord’s election, replacements, to the roof, exterior walls and exterior windows and glass and to the common areas of the Center and Building, (iii) all repairs and replacements necessary to maintain the plumbing, air conditioning, heating, ventilation, electrical, sprinkler, and other utility and mechanical systems, elevators, floors (excluding carpeting), and (iv) repairs and, at Landlord’s election, replacements, to all other items which constitute a part of the Leased Space and are installed or furnished by Landlord; provided, however that Landlord shall not be obligated for any such repairs or replacements until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed, but in no event longer than thirty (30) days thereafter, or if such repairs or replacements are not capable of being completed within such 30-day period, than within such additional reasonable amount of time as is necessary, provided Landlord has commenced such repairs or replacements during such 30-day period and proceeds thereafter with due diligence to complete such repairs or replacements.  In no event shall Landlord be obligated to repair any damage caused by an act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants or contractors.

(b)                                 Except as the Landlord is obligated for repairs as provided above, Tenant shall make, at its sole cost and expense, all repairs necessary to maintain the Leased Space and shall keep the Leased

Space and the fixtures therein in neat and orderly condition.  If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, following expiration of a reasonable time after Tenant’s receipt of written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and the reasonable expense thereof shall be collectible as Additional Rent.  Any such repairs and any labor performed or materials furnished in, on or about the Leased Space shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, the requirements of any board of underwriters having jurisdiction thereof, as well as any reasonable regulations imposed by Landlord pertaining thereto.  Tenant agrees that prior to performing any work which will become permanently affixed to the Leased Space, Tenant shall provide Landlord with plans and specifications of its proposed improvements for Landlord’s review and, if acceptable, its approval, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall reimburse Landlord for Landlord’s cost in reviewing said plans and specifications at the rate of $70 per hour.

(c)                                  Landlord shall not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Space, or the Building or Center or to any appurtenances or equipment therein.  Notwithstanding the foregoing, Landlord shall make reasonable efforts to avoid unnecessary interference to Tenant’s operations in performing such repairs, alterations, additions or improvements, but such efforts shall not require Landlord to perform work outside normal business hours.

15.       Termination and Extension

It is hereby mutually agreed that this Lease shall terminate at the end of the Term without notice.

16.       Surrender of Leased Space

At the end of the Term of this Lease, Tenant shall surrender the Leased Space to Landlord, together with all alterations, additions and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease, and damage from casualty or condemnation.  Subject to Paragraph 9 hereof and if Tenant is not then in default under any of the terms hereof, Tenant shall have the right at the end of the Term hereof to remove any equipment, furniture, trade fixtures or other personal property placed in the Leased Space by Tenant, provided that Tenant promptly repairs any damage to the Leased Space caused by such removal.  Tenant shall repair all damage to the Leased Space caused by such removal and restore the Leased Space to the condition in which it was prior to the installation of the items so removed.  Tenant shall surrender the Leased Space to Landlord at the end of the Term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania.  If Tenant shall fail to remove any of its equipment, furniture, trade fixtures or other personal property, Landlord may remove and store the same at the expense of Tenant or sell the same on behalf of Tenant at public or private sale in such manner as is commercially reasonable, with any proceeds thereof to be first applied to the reasonable costs and expenses, including reasonable attorney’s fees, of the storage and sale and the payment of any amounts owed hereunder by the Tenant.

17.       Indemnification and Insurance

(a)                                  Tenant covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Landlord against and from, and Landlord not be liable to Tenant for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of or in connection with

(i)                                     the use and occupancy of the Leased Space by Tenant, its agents, employees and invitees,

(ii)                                  any failure by Tenant to perform any of the terms or conditions of this Lease required to be performed by Tenant,

(iii)                               any failure by Tenant to comply with any statutes, regulations, ordinances or orders of any governmental authority, or

(iv)                              any accident, death, injury, or damage, loss or theft of property in or about the Leased Space (whether involving property belonging to Tenant or any other person) resulting from any cause whatsoever, except to the extent such accident, death, injury, damage, loss or theft is caused by the negligent act or omission of the Landlord, its agents, employees, contractors or invitees, and from and against all reasonable costs, reasonable attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Landlord.

This provision of this Section 17(a) shall survive expiration or earlier termination of this Lease.

(b)                                 Tenant shall keep in force during the Term hereof public liability insurance with respect to the Leased Space, including contractual insurance with respect to the covenants and agreements above, with companies with at least a Best rating of A10 and in form reasonably acceptable to the Landlord to afford protection of not less than One Million ($1,000,000) Dollars with respect to personal injury or death and property damage, and naming the Landlord as an additional insured and providing thirty (30) days’ notice of cancellation.  Certificates of Insurance for such policies shall be delivered to Landlord.

(c)                                  Landlord covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Tenant against and from, and Tenant not be liable to Landlord for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of or in connection with

(i)                                     any work, including, without limitation, the Landlord’s Work, done, in, on or about the Leased Space, the Center, the Building, or the common areas of the Building or the Center, or any part of any of the foregoing, at the direction of or caused by Landlord, its employees, agents, representatives, contractors,

(ii)                                  any failure by Landlord to perform any of the terms or conditions of this Lease required to be performed by Landlord,

(iii)                               any failure by Landlord to comply with any statutes, regulations, ordinances or orders of any governmental authority which relate to the Center, the Building, the common areas of the Building or the Center, or any part of any of the foregoing, or

(iv)                              any accident, death, injury, or damage, loss or theft of property in or about the Leased Space, the Building, or the Center (whether involving property belonging to Tenant or any other person) resulting from any cause whatsoever, to the extent such accident, death, injury, damage, loss or theft is caused by the negligent act or omission of the Tenant, its agents, employees, contractors or invitees, and from and against all reasonable costs, reasonable attorney fees, expenses and liabilities incurred by Tenant in or as a result of any such claim or action or proceeding brought against Tenant by reason of any such claim.  Landlord, upon notice from Tenant covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Tenant.

This provision of this Section 17(c) shall survive expiration or earlier termination of this Lease.

(d)                                 Landlord shall keep in force during the Term hereof the following types and amounts of insurance with an insurer with at least a Best rating of A10: (1) insurance on the Building against loss or damage by fire or other casualty with endorsements providing what is commonly known as all risk fire and extended coverage, vandalism and malicious mischief insurance, including loss of rental coverage, in an amount equal to one hundred percent (100%) of the replacement cost thereof with such deductible as Landlord from time to time may determine in a commercially reasonable manner; and (2) commercial general liability insurance in the minimum amount of one million dollars ($1,000,000.00) per occurrence and two million dollars ($2,000,000.00) general aggregate, with such deductible as Landlord from time to time may determine in a commercially reasonable manner.  The commercial general liability insurance policy shall provide coverage which will pay all sums any named and/or additional insured shall be legally liable to pay as damages due to bodily injury (including death) or property damage.  Landlord’s insurance required hereunder shall not cover any property with respect to which Tenant or other tenants are obliged to insure. Landlord shall have the right to insure and maintain the insurance coverages set forth herein under blanket insurance policies covering other properties owned, leased or operated by Landlord or its affiliates, provided the insurance requirements in this Lease are fulfilled and the insurance coverage required hereunder is not diminished in any way.

(e)                                  As to any loss or damage which may occur upon the property of a party hereto, such party hereby releases the other, to the extent of such damaged party’s insurance indemnities, from any and all liability for such loss or damage even if such loss or damage shall be brought about by the fault or negligence of such other party, or the agent or employees of such other party; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the applicable policies of insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the insured to recover thereunder. If any policy does not contain such a clause, the insured party shall, at the written request of the other party to this Lease, have such a clause added to said policy if an endorsement so providing is obtainable.

18.       Fire or Other Casualty

(a)                                  If the Leased Space or the Building is partially damaged by fire or other casualty, and insurance proceeds are available to Landlord, the damages shall be repaired by and at the expense of Landlord and the rent, until such repairs shall be made, shall be apportioned and abated from the date of such fire or other casualty according to the part of the Leased Space which is usable by Tenant, in its reasonable judgment, for the purposes contemplated herein, until the date on which Landlord completes the repairs of such damage. Landlord agrees to repair such damage, including the Landlord’s Work, within a reasonable period of time after receipt from Tenant of written notice of such damage, except that Tenant agrees to repair and replace its own furniture, furnishings and equipment; provided, however, that if Landlord has not completed such repairs within nine (9) months after the date of the fire or other casualty which has rendered all or substantially all of the Leased Space untenantable, then Tenant may terminate this Lease upon written notice to Landlord delivered prior to the expiration of such nine (9) month period.

(b)                                 If the Leased Space is totally damaged or is rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore or not to rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any such event Landlord shall, within thirty (30) days after such fire or other casualty, give Tenant written notice of such decision, and thereupon the Term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate the Leased Space and surrender the same to Landlord in accordance with the terms hereof. Upon the termination of this Lease under the conditions hereinbefore provided, Tenant shall have no liability for Minimun Annual Rent, and Additional Rent accruing after the day of the casualty. If Landlord elects to restore or rebuild the Leased Space or the Building in the event of a fire or other casualty under this Section 18(b), then Landlord agrees to perform such restoration or rebuilding, including the Landlord’s Work, within a reasonable period of time after the date of such fire or other casualty, except that Tenant agrees to repair and replace its own furniture, furnishings and equipment; provided, however, that if Landlord has not completed such restoration or rebuilding within nine (9) months after the date of the fire or other casualty, then Tenant may terminate this Lease upon written notice to Landlord delivered prior to the expiration of the nine (9) month period.

19.       Condemnation

If the Leased Space or the Building or any material part of either shall be condemned for public use, then and in that event, upon the vesting of title to the same for such public use, this Lease shall terminate, anything herein contained to the contrary notwithstanding, except that Tenant shall have the right to prove and collect the value of the trade fixtures installed by it, including moving expenses.  In the event of such termination of this Lease, all rent paid in advance shall be apportioned as of the date of such termination.  Notwithstanding the foregoing, if only a part of the Leased Space shall be so taken and the part not so taken shall be sufficient for the operation of Tenant’s business, in Tenant’s reasonable judgment, Tenant, at its election, may retain the part not so taken and there shall be a proportional reduction in the rent.  All compensation awarded or paid upon such a total or partial taking of the Leased Space shall belong to and be the property of the Landlord without any participation by the Tenant, provided, however, that nothing contained herein shall be construed to preclude the Tenant form prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord’s award or the award of any mortgagee.

20.       Estoppel Certificates

At any time, and from time to time, upon the written request of Landlord or any “Mortgagee” (as defined in section 29 hereof), Tenant, within ten (10) business days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the Term of this Lease; (c) certifying that Tenant is in occupancy of the Leased Space, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance rent, if any paid by Tenant and the date to which such rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the Mortgagee shall reasonably require.  The failure of Tenant, after signed receipt, to execute, acknowledge and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions herein within the period set forth herein shall constitute an acknowledgment by Tenant which may be relied upon by any person holding or intending to acquire any interest whatsoever in the Leased Space or the Building that this Lease has not been assigned, amended, changed or modified, is in full force and effect and that the Minimum Annual Rent, and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement and shall constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses or offsets against the enforcement of this Lease by Landlord which may exist prior to the date of the written request, and Landlord, at its option, may treat such failure as an event of default.

21.       Default

The occurrence of any of the following shall constitute an event of default and breach of this Lease by Tenant:

(a)                                  Failure of Tenant to take possession of the Leased space within ten (10) days after the Commencement Date.

(b)                                 The vacation or abandonment of the Leased Space by Tenant.

(c)                                  A failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant where such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord.

(d)                                 A failure by Tenant to observe and perform any other terms or conditions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after Tenant’s receipt of written notice thereof from Landlord to Tenant.

(e)                                  The making by Tenant of any assignment for the benefit of creditors; an adjudication that Tenant is bankrupt, insolvent, or unable to pay its debts; the filing by or against Tenant of a petition in bankruptcy or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Leased Space or of Tenant’s interest in this Lease (unless possession is restored to Tenant within thirty (30) days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Tenant’s assets located in the Leased Space or of Tenant’s interest in this Lease (unless the same is discharged within thirty (30) days after issuance thereof).

22.       Remedies

Upon the occurrence of any event of default:

(a)                                  Landlord may perform for the account of Tenant any such act, the omission of which constituted a default by Tenant and immediately recover as Additional Rent any expenditures reasonably made and the amount of any obligations reasonably incurred in connection therewith, plus interest at the Default Rate from the date the obligations are incurred by Landlord until payment therefor to Landlord, whether before or after entry of judgment and issuance of execution thereon.

(b)                                 Landlord may accelerate all Minimum Annual Rent and Additional Rent due for the balance of the Term of this Lease and declare the same to be immediately due and payable, provided, however, that the amounts described in this Section 22(b) are paid by Tenant within thirty (30) days of demand, they shall be discounted to present value (as of the date of receipt) at the rate of Five Percent (5%);

(c)                                  In determining the amount of any future payments due Landlord relating to Operating Expenses and/or Real Estate Taxes, Landlord may make such determination based upon the most recent estimates of Operating Expenses and/or Real Estate Taxes available;

(d)                                 Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than ten (10) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term or condition broken; and, thereupon at the expiration of the time limit in such notice, this Lease and the Term hereof, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein granted for expiration of the Term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Leased Space, and Landlord may enter into and repossess the Leased Space by summary proceedings, detainer, ejectment or other lawful means and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Leased Space shall be relet;

(e)                                  Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Leased Space and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated, or on its own behalf if this Lease be terminated, to relet all or any part of the Leased Space for and upon such terms and to such persons and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Space to the extent deemed by Landlord desirable or convenient; and the reasonable cost of such decoration, repairs, changes, alteration or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and attorneys fees incurred by Landlord; and any sums collected by Landlord from any new tenant obtained shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant;

(f)                                    Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies indemnities or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

23.       Confession of Judgment

IN THE EVENT OF ANY DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS FOR RENT IN ARREARS OR TREATED AS IF IN ARREARS AND CHARGES, WHETHER OR NOT PAYABLE AS RENT, AND TO CONFESS JUDGMENT AGAINST TENANT FOR ALL ARREARS OR SUCH SUMS TREATED AS IF IN ARREARS AND THE SAID CHARGES, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEY’S COMMISSION OF TEN PERCENT (10%) OF THE AGGREGATE OF THE FOREGOING SUMS AND CHARGES.  SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME AS OFTEN AS ANY RENT IN ARREARS OR RENT TREATED AS IF IN ARREARS OR CHARGES FALL DUE AND ARE NOT PAID. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING, AND AT ANY TIME, AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

WHEN THIS LEASE SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OR ANY RENEWALS OR EXTENSIONS THEREOF, AND ALSO WHEN AND AFTER THE TERM HEREBY CREATED OR, ANY RENEWAL OR EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, AND A JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE LEASED SPACE REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR TERMINATION OF THIS LEASE, OR ANY RENEWAL OR EXTENSION HEREOF, TO BRING ONE OR MORE ACTIONS IN CONFESSION OF JUDGMENT FOR EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED SPACE. IF IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING

FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE (AND THE TRUTH OF THE COPY STATED IN SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT EXPRESSLY RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL ERRORS IN THE SAID PROCEEDINGS, AND ALL LIABILITY THEREFOR. TENANT EXPRESSLY WAIVES THE BENEFIT OF ALL LAWS, NOW OR HEREAFTER IN FORCE, EXEMPTING ANY GOODS WITHIN THE LEASED SPACE OR ELSEWHERE FROM DISTRAINT, LEVY OR SALE.

24.       Waiver

The failure or delay on the part of Landlord to enforce or exercise at any time any of the terms and conditions of this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of Landlord to thereafter enforce each and every such term or condition. No waiver by Landlord of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by this Lease shall be deemed any acceptance or a surrender of the Leased Space, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

25.       Quiet Enjoyment

If and so long as Tenant pays the rent reserved hereunder and observes and performs all the terms and conditions on Tenant’s part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Space for the entire Term hereof without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to all of the provisions of this Lease.

26.       Force Majeure

Time periods for either party’s performance of its respective obligations under any of the term of this Lease shall be extended for periods of time during which such party’s performance is prevented due to circumstances beyond such party’s reasonable control, including without limitation, strikes, embargoes and governmental regulations, acts of God, war or other strife or delays in construction of the Leased Space, but in no event shall the provisions of this Section extend the times for payment of Rent by Tenant when due under this Lease.

27.       Successors

The respective rights and obligations provided in this Lease shall bind and shall inure to the parties hereto, and their successors and permitted assigns.

28.       Landlord’s Liability

Landlord’s responsibility under this Lease shall be limited to its interest in the Leased Space and in the Building, and no members of Landlord’s partnership shall be personally liable hereunder.  Tenant agrees to look solely to Landlord’s interest in the Leased Space and in the Building for the collection of any judgment, and, in entering any such judgment, the person entering the same shall request the prothonotary to mark the judgment index accordingly. If the Leased Space or the Building is transferred or conveyed, Landlord shall be relieved of all covenants and obligations under this Lease thereafter, provided that notice of said transfer or conveyance is given to Tenant by Landlord.

29.       Subordination

Tenant agrees; (a) that, except as hereinafter provided, this Lease is, and all of Tenant’s rights hereunder are and shall always be, subject and subordinate to any mortgage, leases of Landlord’s property (in sale-leaseback) pursuant to which Landlord has or shall retain the right of possession of the Leased Space (and/or the Building) or security instruments (collectively called “Mortgage”) that now exist, or may hereafter be placed upon the Leased Space or the Building, or any part thereof and all advances made or to be made thereunder and extensions thereof; and (b) that if the holder of any such Mortgage (“Mortgagee”) or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Tenant will, attorn to, and recognize such Mortgagee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease; and (c) that the aforesaid provisions shall be self-operative and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording and in that event, to the extent set forth in such written document such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and a memorandum thereof recorded prior to the execution, delivery and recording of the Mortgage as though this Lease had been assigned to such Mortgagee. Should Landlord or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to Landlord, to the Mortgagee or the purchaser all instruments and/or documents that may be reasonably required to acknowledge such subordination and/or agreement to attorn, in recordable form within five (5) days following a request therefor from Landlord. Tenant shall agree to any reasonable changes to this Lease as may be required by a Mortgagee, which changes do not materially alter the non-economic terms, or alter in any way the economic terms, of this Lease. Notwithstanding the foregoing, Landlord shall request from Landlord’s Mortgagee a non-disturbance instrument in favor of Tenant.

30.       Intentionally Deleted.

31.       Rules and Regulations

Tenant agrees to comply with the reasonable rules and regulations established by Landlord for time to time, which Landlord agrees will be applied uniformly to all tenants. The existing rules and regulations are attached hereto as Exhibit ”D”.

32.       Governing Laws

This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

33.       Severability

If any provisions of this Lease shall prove to be invalid, void or illegal, it shall in no way affect any other provision hereof and the remaining provisions shall nevertheless remain in full force and effect.

34.       Holding Over

If Tenant shall, with the consent of Landlord, hold over after the expiration of the Term hereof, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord monthly rent equal to one hundred fifty percent (150%) of the monthly rent payable for the last month of the Term of this Lease, and to be bound by all the terms and conditions herein.

35.       Notices

All notices and statements required or permitted under this Lease shall be in writing, delivered in person or sent by United States Certified Mail, postage prepaid, return receipt requested, by Federal Express or other recognized overnight courier service, charges prepaid, or by hand delivery, addressed as follows:

As to Tenant:	Longport, Inc.
Spring Valley Business Park
2 Braxton Way, Suite 111
Concordville, PA 19331
Attention: Michael Boyd, CEO

With a copy to:	Mark L. Silow, Esquire
Fox Rothschild LLP
2000 Market Street, 10th Floor
Philadelphia, PA 19103

As to Landlord:	4 Fellowship Drive Associates
C/O The Hankin Group
707 Eagleview Boulevard
P.O. Box 562
Exton, PA 19341

Notices shall be effective upon the earlier of (i) three (3) business days after mailing, (ii) one (1) business day after delivery to an overnight courier, or (iii) actual receipt. Either party may at any time, in the manner set forth for giving notices to the other, designate a different address to which notices to it shall be sent. Notices may be sent by the respective counsel of Landlord and Tenant.

36.       Brokers

Landlord and Tenant each represent and warrant to the other that neither Landlord nor Tenant has dealt with any broker, firm, company or person in connection with the negotiation for or the obtaining of this Lease, other than J C Partners, Inc. (“Broker”), and each of Landlord and Tenant shall indemnify, defend and hold the other harmless from and against any claim by any person (other than Broker) arising from the breach of the aforesaid representation and warranty, including any reasonable attorneys fees or other reasonable expenses incurred by the indemnified party in connection therewith. The commission to Broker shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker.

37.       Signs

Tenant shall not, without the prior written consent of Landlord, paint, place or erect any sign on the exterior doors or walls of the Leased Space or of the Building or Center.

38.       Security Deposits

Upon the execution of this Lease, Tenant agrees to deposit with Landlord, in addition to the first month’s rent pursuant to Section 3(b) above, the additional sum of eleven thousand, four hundred thirty-seven dollars and 02/100 Dollars ($11,437.02) to be held by Landlord as security for the faithful performance of all the terms and conditions of this Lease (“Security Deposit”). If, during the Term of this Lease, the required monthly installments of Minimum Annual Rent and/or Additional Rent are increased, the amount of the Security Deposit shall be increased in proportion to such increase if Landlord so requests, and Tenant shall deposit with the Landlord the increase in the Security Deposit promptly upon demand therefor.  Should the Tenant breach any of the terms and conditions of this Lease (subject to applicable notice and cure periods), Landlord shall have the right, at any time and from time to time, to apply the Security Deposit or any part thereof, for the purpose of curing any such default or for the purpose of reimbursing Landlord for any damage or reasonable costs occasioned by such default, but the right of Landlord to apply the Security Deposit shall not affect any other remedies available to Landlord under this Lease or under applicable law.  If the Security Deposit, or any part thereof, is so applied by Landlord, Tenant shall within five (5) days after demand, deposit funds with Landlord to restore the Security Deposit, and failure to do so shall constitute a default under this Lease.

If the Tenant shall have faithfully complied with all the terms and conditions of this Lease, the Security Deposit (without interest) shall be refunded to Tenant within thirty (30) days after the expiration or sooner determination of this Lease; provided, however, that Tenant first shall have vacated the Leased Space and surrendered possession thereof to the Landlord by delivery of keys, in accordance with the Lease provisions and shall have returned the Leased Space to Landlord in accordance with the terms hereof.

Nothing herein contained shall require Landlord to hold the sums so deposited as a trust fund, nor establish any relationship other than that of debtor and creditor with respect to said funds so deposited.

If Landlord shall assign or otherwise transfer its interest in this Lease, Landlord shall have the right to transfer the Security Deposit to the assignee or other transferee of such interest (with like right of transfer to any subsequent assignee or other transferee) and upon such transfer, Landlord shall be released and relieved from all liability and/or responsibility with respect to this Security Deposit and/or the return or application thereof.

39.       Use of Information in Advertising

Landlord and any agent employed by Landlord shall be permitted, to utilize the name of Tenant and any occupant or user of the Leased Space, and, subject to the prior written approval of Tenant, other general information about the Tenant and such occupant or user, and the terms of this Lease, in advertising and promotional material utilized by them.

40.       Captions

The title to paragraphs of this Lease are for convenience of reference only, and are not to be construed as defining, limiting or modifying the scope or intent of any of the terms and conditions of this Lease.

41.       Entire Agreement

This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Leased Space and Tenant’s use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the terms, covenants and conditions of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

42.       Options To Renew

So long as Tenant is not or has not been in default (subject to applicable notice and cure periods) during the original Term of this Lease, and subject and secondary to Deloitte Consultings’ right to expand into the Suite 111 at the end of this original Term, Tenant shall have the option, exercisable by giving Landlord written notice at least twelve (12) months prior to the expiration of the original Term of this Lease to extend the Term of this Lease for an additional period of five (5) years. In the event that Tenant fails to give such notices to Landlord in the way and manner herein provided, or fails to execute a lease renewal agreement in the manner described below, this Lease shall automatically terminate at the expiration of the then current Term, and Tenant shall have no further option to extend this Lease. The terms and conditions shall be upon the same terms and conditions as during the initial five (5) year Term, except that (i) this option to renew shall be eliminated, and (ii) the Minimum Annual Rent shall be increased to the then current rate as established by Landlord in accordance with the following: Upon receipt of Tenant’s written notice that it is exercising an option to renew, Landlord shall tender to Tenant multiple counterparts of a lease renewal agreement setting forth the new rent established by Landlord, taking into account Landlord’s evaluation of all relevant factors, including without limitation the rent being charged for comparable space in the Center, the length of the renewal term, the conditions of the space, Tenant’s relative financial strength, and the desired tenant mix. Tenant shall perfect its renewal rights by executing and returning to Landlord with thirty (30) days after receipt an executed counterpart of the lease renewal agreement. In the absence of Tenant’s execution and delivery of the lease renewal agreement within such thirty (30) day period, Tenant’s right to renew shall terminate, and the Term of this Lease shall expire at the end of the then current Term.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed the day and year first above written, intending to be legally bound hereby.

LANDLORD

4 Fellowship Drive Associates, a partnership

BY: Hankin and Sons, a Limited partnership

BY: Hankin and Sons, Inc., its general partnership

		BY:	/s/ [ILLEGIBLE]

		DATE:	August 25, 2004

TENANT (Corporation)

Longport, Inc.

a corporation organized and existing under the

laws of DELAWARE.

ATTEST:	/s/ [ILLEGIBLE]	BY:	/s/ [ILLEGIBLE]

List of Exhibits

Exhibit ”A” – Plan

Exhibit ”B” – Landlord’s Work

Exhibit ”C” – Intentionally Omitted

Exhibit ”D” – Rules and Regulations

EXHIBIT A

FUTURE TENANT
1,464 USEABLE SF
LOBBY
FUTURE TENANT
4,180 USEABLE SF

2 BRAXTON WAY		THE HANKIN GROUP
SPRING VALLEY BUSINESS PARK		Eagleview Corporate Center
CONCORD TOWNSHIP, PENNSYLVANIA	(610) 458-1900	707 Eagleview Boulevard
FIRST FLOOR MARKETING PLAN	FAX: 458-0764	Exton, PA 19341

EXHIBIT B

Exhibit B shall consist of the following:

Exhibit B-1	Dwg. CD-1 dated August 20, 2004

Exhibit B-2	Standard Specifications For Office Buildings At Spring Valley Business Park.

Where any conflicts exist between Exhibits B-1 and B-2, in such cases Exhibit B-1 shall overrule Exhibit B-2.

EXHIBIT B-1

CORRIDOR
LOADING DOCK
ELEVATOR EQUIPMENT
STAIR
LAB
CORR.
TELEPHONE
ELECTRIC
EXISTING WOMEN
JAN.
EXISTING MEN
CORRIDOR
ELEVATOR EQUIPMENT
SERVER
STAIR
LOBBY
OFFICE
CONFERENCE
TEST
BREAKROOM
TRAINING
FILES
COPY
CORRIDOR
RECEPTION
CORRIDOR
OFFICE
OPEN OFFICE AREA
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
CONF.
CONF.

REVISIONS
TITLE:	Project No:
14156.00
FLOOR PLAN	Scale:
N.T.S.
PROJECT:	Date:	Drawing No:
	08-20-04	CD-1
LONGPORT, 2 BRAXTON WAY, SPRING VALLEY BUSINESS PARK	Drawn By:
EMF

Exhibit B-2

STANDARD SPECIFICATIONS
FOR OFFICE BUILDINGS AT
SPRING VALLEY BUSINESS PARK

The following are standard specifications for office buildings at Spring Valley constructed by the Landlord. Individual buildings may vary in some details as indicated on their specific working drawings. Landlord reserves the right to change these specifications without notice. Construction Drawings and specifications will be specifically prepared for each leased space.

Design Services:       Tenant will be provided with the necessary lease plan layout and construction drawings for a “standard” tenant space by the Landlord’s tenant planner at Landlord’s sole expense. Landlord will not be responsible for construction schedule delays caused by Tenant’s failure to provide necessary programming information to the tenant planner in a timely manner, and as specifically requested in a schedulized format.

OFFICE ENTRY

Typical entry doors and frames shall be 8’-10” aluminum frames. Entrance doors from corridor shall be an 8’-8”, solid-core, stain-grade wood veneer door with translucent glass inserts.

Signage at corridor will be located adjacent to and to the right of each entry door. The sign will consist of a suite number and Tenant’s name in the building-standard sign color format.

PARTITIONS

Standard Interior Partitions:  Standard interior office partitions are to be 8’-10” in height, non-loadbearing, 3-5/8” metal studs (16” o.c.), with 1/2” gypsum board on each side. All gypsum wallboard partitions shall be taped, bedded, floated, textured, sanded, and painted with two coats of water-base latex paint.

Two-inch (2”) thick sound attenuation board will be provided within all walls around conference rooms, with 3-1/2” thermal batts laid over ceiling at wall junction located such that two feet of batt is laying on each side of partition.

Standard Tenant Demising Wall Partitions:  Standard tenant separation partitions are to be 3-5/8”, 25-gauge metal studs (16” o.c.) with gypsum wallboard on each side of wall to underside of structure. Sound attenuation batts will be provided in all tenant demising walls.

Doors:  All interior doors shall be 7’-0” solid-core stain-grade birch doors with freestanding aluminum frames.

Locksets:  All entry hardware shall be Sargent 10 Line lever-handle. Tenant entry doors will be equipped with Ives door stops and silencers.

Latchsets:  Hardware on interior doors shall be Schlage “Orbit”-type door handle. Finish to be brushed aluminum. Hinges are to be McKinney (or equal) full-mortise steel hinges, prime coated and ready for painting.

Additional Locksets:  Any locksets, other than those described above, shall be provided at Tenant’s request and at Tenant’s expense.

Windows:  Window blinds are to be provided by Landlord at all exterior windows. Blinds will be Levelor of equal.

Ceilings” 5/8” x 2’-0” x 4’-0” lay-in fissured mineral acoustic tile with exposed grid system.

Floor Finish:  Landlord’s standard carpeting is Armstrong Commendation III level loop carpeting, 26 ounce (or equal). Standard vinyl tile is Armstrong VCT 1/8” x 12” x 12” (or equal). Upgrade floor coverings are available from Landlord’s tenant selection samples. All flooring upgrades are at Tenant’s expense.

Wall Finish:  Standard finish will be two coats (one primer; one color coat) of latex paint as selected by Tenant from Landlord’s samples.

Air-Conditioning and Heating:  Office areas shall be equipped with a complete, roof-mounted, summer and winter air conditioning and heating system based on the following performance specifications (based on one person per 250 square feet with no heat-producing machines):

When outside conditions are:		Office conditions shall be:

Summer:	93 F (db) and 75 F (db)	75 F-18 F (db)	50% R humidity
Winter:	0 F	70 F (db)	20% R humidity

Air-conditioning shall be specifically designed for each space. Equipment shall be manufactured by Carrier, General Electric, York or equal. Restrooms shall be equipped with exhaust fans to be outside per local code requirements. Conference rooms may be equipped with exhaust fan to ceiling plenum as a Tenant upgrade and at Tenant’s expense.

Light Fixtures:  Allowances: Sufficient fixtures to provide an average lighting level of 65 foot candles (maintained at desk height).

Fixtures 2’-0” x 4’-0” recessed fluorescent fixture with acrylic lens. Fixtures to be placed over work areas.

Convenience Receptacles:  Allowances:  1 for each 125 sq.ft. of leased area.

Wall type receptacles for 120 volts supply shall be of 1.5-amp per outlet, 1 pole, 3-wire grounding type.

Telephone:  Each tenant must arrange for their telephone requirements directory with Verizon or shared tenant services provider. Telephone installation shall be scheduled and coordinated by Tenant with Landlord at time of construction. Phone outlet locations can be indicated on construction documents at the request of Tenant.

Exhibit C

(Intentionally Omitted)

Exhibit ”D”

RULES AND REGULATIONS

1.                                       DEFINITIONS

Wherever in these Rules and Regulations the work “Tenant” is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require.  The word “room” is taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord.  Wherever terms of these Rules and Regulations conflict with terms of the Lease, the terms of the Lease shall govern.

2.                                       OBSTRUCTION

The streets, sidewalks, entrances, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by it for any other purposes than for ingress and egress.

3.                                       WASHROOMS

Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.

4.                                       GENERAL PROHIBITIONS

In order to insure proper use and care of the Leased Space Tenant shall not:

(a)                                  Keep animals or birds in the rooms.

(b)                                 Use rooms as sleeping apartments.

(c)                                  Allow any sign, advertisement or notice to be fixed to the outside of Building, or placed in a window, except as provided in the Lease.

(d)                                 Make improper noises or disturbances of any kind so as to disturb other tenants or tend to injure the reputation of the Building or Center.

(e)                                  Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building or Center.

(f)                                    Place anything on the outside of the Building, including roof setbacks, window ledges, balconies and other projections; or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.

(g)                                 Cover or obstruct any window, skylight, door or transom in such a way that Landlord - supplied blinds are not visible from the exterior of the Building.

(h)                                 Interfere with the heating or cooling apparatus.

(i)                                     Leave rooms without locking exterior doors.

(j)                                     Install any shades, blinds, or awnings without consent of Landlord.

(k)                                  Give its employees or other persons permission to go upon the roof of the Building without the written consent of Landlord.

(l)                                     Place door mats in public corridors without the consent of Landlord.

5.                                       BUSINESS MACHINES

Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any area outside the Leased Space shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber, or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.

6.                                       MOVEMENT OF EQUIPMENT

Landlord reserves the right to designate the time and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved, or removed from the Building or rooms, and to designate the location for temporary disposition of such items.

7.                                       RIGHTS RESERVED TO LANDLORD

Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

(a)                                  To install and maintain a sign or signs on the exterior of the Building.

(b)                                 During the last six (6) months of the term if the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy.